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                            DANIELSON ASSOCIATES INC.
                            6110 EXECUTIVE BOULEVARD
                                    SUITE 504
                         ROCKVILLE, MARYLAND 20852-3903
                               TEL: (301) 468-4884
                               FAX: (301) 468-0013

                                                               PITTSBURGH OFFICE
                                                               -----------------
                                                             TEL: (412) 262-3207


                                                                   Exhibit 23(e)


     We hereby consent to the reference to our name appearing herein under the captions entitled "SUMMARY-REASONS FOR THE MERGER - FIRST KNOX & OPINION OF DANIELSON" and "THE MERGER-OPINION OF DANIELSON." We further consent to the use of our letter to the Board of Directors of First-Knox concerning the fairness of the financial terms of the proposed merger, appearing as Appendix G to the Prospectus/Proxy Statement contained herein.


                                           /s/ Arnold G. Danielson
                                           -----------------------
                                          Arnold G. Danielson, Chairman


Rockville, Maryland
January 22, 1996